P93000082736

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

800228799048

04/16/12--01013--032 **70.00

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
12 APR 20 PM 1:49

EFFECTIVE DATE
April 23, 12

Name ch 8
@ 4/20/12

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: PH ENVIRONMENTAL INC

DOCUMENT NUMBER: P93000082736

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Ms. Stephanie Gruenhagen
Name of Contact Person

Brinen & Associates, LLC
Firm/ Company

7 Dey Street, Suite 1503
Address

New York, NY 10007
City/ State and Zip Code

sgruenhagen@brinenlaw.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Stephanie Gruenhagen at (212) 330-8151
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee

☐ $43.75 Filing Fee & Certificate of Status

☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FLORIDA DEPARTMENT OF STATE
Division of Corporations

April 16, 2012

STEPHANIE GRUENHAGEN
BRINEN & ASSOCIATES, LLC
7 DEY STREET - SUITE 1503
NEW YORK, NY 10007

SUBJECT: PH ENVIRONMENTAL INC
Ref. Number: P93000082736

We have received your document for PH ENVIRONMENTAL INC and your check(s) totaling $35.00. However, the enclosed document has not been filed and is being returned for the following correction(s):

The date of adoption of each amendment must be included in the document.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6050.

Irene Albritton
Regulatory Specialist II

Letter Number: 812A00011874

EFFECTIVE DATE
April 23,

Articles of Amendment
to
Articles of Incorporation
of

PH ENVIRONMENTAL INC

(Name of Corporation as currently filed with the Florida Dept. of State)

P93000082736

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

TNI BIOTECH, INC. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS) ______________________

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX) ______________________

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ______________
(City) *(Zip Code)*

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
12 APR 20 PM 1:49

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
2) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
3) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
4) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
5) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________
6) ____ Change ____ Add ____ Remove	______	____________________	____________________ ____________________ ____________________

E. <u>If amending or adding additional Articles, enter change(s) here:</u>
(attach additional sheets, if necessary). (Be specific)

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: April 12, 2012

Effective date if applicable: April 23, 2012

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated APRIL 12, 2012

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Noreen Griffin

(Typed or printed name of person signing)

President, Director

(Title of person signing)